EXHIBIT 99.3


                                    The enclosed material describes this new plan.

                                    No action is required on your part to
                                    continue to participate as you have in the past. Should you have any questions regarding the new plan, please contact the plan administrator.

                                    Please use the appropriate form below if you wish to either commence Automatic Deductions or make a Voluntary Cash Purchase.



                   (Please detach, but do not fold or staple)
-------------------------------------------------------------------------------------------------------------------
                                                                   3.   ACCOUNT TYPE                    5.
                                                                                                        CYCLE
                                                                        ---------       --------
                                                                        CHECKING        SAVINGS         1st-----
                                                                                                        2nd-----

1.   -------------------              2. -------------------       4. $ ------------------.00
     BANK ROUTING NUMBER                 BANK ACCOUNT NUMBER            WITHDRAWAL AMOUNT


                                                AUTHORIZATION FORM          SEE REVERSE SIDE FOR IMPORTANT
INFORMATION                                             FOR                 I (We) Agree to the terms of the Automatic Deduction
                                               AUTOMATIC DEDUCTIONS
                                                                            Authorization on the reverse side.

                                                                             6. --------------------------------------------
                                                                                SIGNATURE(S)                            DATE
(Please detach, but do not fold or staple)
-------------------------------------------------------------------------------------------------------------------

                           VOLUNTARY CASH PAYMENT FORM

                                            To purchase additional shares,
                                            please make your check payable
                                            in U.S. dollars to EquiServe.

                                            Please include your account
                                            number and the name of the
                                            security in the Memo portion on
                                            your check.

                                            EQUISERVE WILL NOT ACCEPT CASH,
                                            TRAVELERS CHECKS, MONEY ORDERS
                                            OR THIRD PARTY CHECKS.

                                            Amount enclosed $
                                                             ---------------


                                            MAIL YOUR CHECK TOGETHER WITH THIS
                                            FORM IN THE POSTAGE PRE-PAID
                                            ENVELOPE PROVIDED OR TO THE ADDRESS
                                            SHOWN ON THE REVERSE SIDE OF THIS
                                            FORM

                                            (   )
                                                 ------------------------------
                                                 Daytime telephone number

Participation in the plan is subject to the terms as outlined in the plan document.

For information you may access EquiServe's website at www.equiserve.com, call EquiServe at the number listed in the enclosed plan document or write to EquiServe at P.O. Box 43081, Providence, RI 02940-3081.

Voluntary cash payments should be mailed to EquiServe Investment Plan Services, P.O. Box 13531, Newark, NJ 07188-0001.

USE THIS ILLUSTRATION AS A GUIDE TO HELP YOU COMPLETE THE AUTHORIZATION FORM FOR AUTOMATIC DEDUCTIONS


--------------------------------------------------------------------------------

                   AUTHORIZATION FORM FOR AUTOMATIC DEDUCTIONS
                   INSTRUCTIONS - PLEASE COMPLETE ALL 7 STEPS

Complete and return this form ONLY if you wish to authorize automatic deductions to purchase additional shares. Deductions can only be made from accounts at U.S. banks and financial institutions. There are 7 steps to complete on both sides of this authorization form. Each one is important in setting this up for you. Please be sure to complete all 7 steps, using a dark ink pen or a #2 pencil. Let's start with the 6 items on the reverse side.

1. -- Bank Routing Number: Locate your bank's 9 digit routing number in the lower left portion of your check or deposit slip as illustrated above. Write that number in the 9 boxes across the top of the grid and then shade in the corresponding box beneath each number.

2. -- Bank Account Number: Locate your bank account number and shade in the grid as you did in Step 1. Please note, there may be more spaces than you need, so be sure to start from the left side as the machine that reads this form will start reading the grid from the left side. Please do not put dashes or leave blank spaces between your numbers.

3. -- Account Type: Are we debiting your checking or savings account? Check one. If deductions are to be made from a money market account, please contact your bank/financial institution to confirm if your account is a checking or a savings account.

4. -- Withdrawal Amount: Enter the amount to debit from your bank account in the boxes across the top of the grid. Now, shade in the grid as you did before. Express the withdrawal amount in whole dollars only, no cents. (Refer to the enclosed plan document for the minimum amount.)

5. -- Cycle: Refer to the enclosed plan document for the frequency of automatic deductions. If the plan permits deductions only once a month, please shade in the grid under "1st cycle". If the plan permits deductions twice per month, you must indicate your choice of deduction dates, either the earlier date (1st cycle) or the date (2nd cycle), or both.

6.   --   Signature(s):   Also,  be  sure  to  read  the   Automatic   Deduction
     Authorization (below, at left) that authorizes us to perform this service for you.

7. -- Bank/Financial Institution: Now, fill in the bank name and address (below, at right) and you're all done.


---------------------------------------------------------------------------------------------------------------------
        Automatic Deduction Authorization                      7. Bank/Financial Institution Information
        ---------------------------------                         --------------------------------------
                                                        NAME
I  (we)   understand   that  in  furnishing   the           --------------------------------------------
information  requested  above and by signing this
form, I (we) authorize  EquiServe to withdraw the       ADDRESS-----------------------------------------
specified  amount by  electronic  funds  transfer
from  the  financial   institution   and  account       CITY                            STATE        ZIP
indicated.  These  funds will be used to purchase           ---------------------------       ------
shares  as  described   in  the   enclosed   plan       CODE
document.  This  authorization  form will  remain           -------
in effect until I (we) submit written  revocation
or  terminate  participation  in  the  plan,  and
EquiServe  has  sufficient  time  to act on  that
revocation or termination.

---------------------------------------------------------------------------------------------------------------------

                       VOLUNTARY CASH PAYMENT INFORMATION

     Voluntary cash payments should be mailed to EquiServe Investment Plan Services, P.O. Box 13531, Newark, NJ 07188-0001.

     For information, you may access EquiServe's website at www.equiserve.com, call EquiServe at the number listed in the enclosed plan document or write to EquiServe at P.O. Box 43081, Providence, RI 02940-3081.

                INFORMATION AVAILABLE ONLINE AT www.equiserve.com

With the right information at hand, plus the tools to put the information to work now, you'll be more in touch with your investments than ever. At www.equiserve.com you'll find everything you need to:

     o    Look up recent stock prices

     o    Get answers to frequently asked questions

     o    Review investment plan information

     o    Download and print forms